Hudson Pacific Properties Announces Strong
Fourth Quarter and Full Year 2016 Financial Results

Surpassed 2.9 Million Square Feet of Executed Leases in 2016
Achieved 45% GAAP and 37% Cash Rent Spreads in 2016
Provided 2017 FFO Outlook of $1.93 to $2.03 Per Share

Los Angeles, CA, February 16, 2017—Hudson Pacific Properties, Inc. (the “Company” or “Hudson Pacific”) (NYSE: HPP) today announced financial results for the fourth quarter ended December 31, 2016.

Fourth Quarter Highlights

•	Net income attributable to common stockholders of $22.3 million or $0.18 per diluted share, compared to net loss of $6.5 million, or $(0.07) per diluted share, a year ago;

•	Funds From Operations (FFO), excluding specified items, of $68.0 million, or $0.46 per diluted share, compared to $64.8 million, or $0.44 per share, a year ago;

•
Completed new and renewal leases totaling 560,112 square feet with GAAP and cash rent growth of 15.5% and 9.5%, respectively, including a two-year extension of NFL Enterprises 167,606-square-foot lease at 10900 and 10950 Washington Boulevard in Culver City at in-place rents (GAAP and cash rent growth of 32.0% and 21.1%, respectively, disregarding NFL Enterprises extension);

•	Improved in-service office portfolio leased rate to 91.2% at December 31, 2016, up from 90.7% as of September 30, 2016;

•
Acquired Hill7 in Seattle through a joint venture with Canada Pension Plan Investment Board (“CPPIB”) for $180.0 million before certain prorations and closing costs, and Page Mill Hill in Palo Alto for $150.0 million before credits, prorations and closing costs;

•	Sold 12655 Jefferson Boulevard in Playa Vista for $80.0 million before credits prorations and closing costs; and

•	Declared and paid a quarterly dividend of $0.20 per share on common stock.

“Our fourth quarter topped off an outstanding year for Hudson Pacific,” said Victor Coleman, Hudson Pacific Properties’ Chairman and CEO. “We signed over 560,000 square feet of leases in the quarter, bringing total 2016 deals to north of 2.9 million square feet--nearly double the transactions we completed in 2015. GAAP and cash rent spreads for the year were an impressive 45% and 37%, respectively. We continued to transform our studio business, achieving 34% and 45% GAAP and cash year-over-year net income growth, and as of the end of the fourth quarter, Netflix’s Sunset Bronson footprint had grown to over 500,000 square feet. Also in 2016, we improved the quality of our office portfolio with over $1.0 billion of capital recycling and selective investments. This includes the fourth quarter sale of our completed and fully pre-leased 12655 Jefferson redevelopment and the acquisitions of two value-add opportunities, Hill7 and Page Mill Hill.”

Financial Results

The Company reported net income attributable to common stockholders of $22.3 million, or $0.18 per diluted share, for the three months ended December 31, 2016, compared to net loss attributable to common stockholders of $6.5 million, or $(0.07) per diluted share, for the three months ended December 31, 2015.

FFO, excluding specified items, for the three months ended December 31, 2016 totaled $68.0 million, or $0.46 per diluted share, compared to $64.8 million, or $0.44 per share, a year ago. There were no specified items for the fourth quarter of 2016. Specified items for the fourth quarter of 2015 consisted of acquisition-related expense reimbursements of $0.1 million, or $0.00 per diluted share.

FFO, including the specified items, for the three months ended December 31, 2016 totaled $68.0 million, or $0.46 per diluted share, compared to $64.9 million, or $0.44 per share, a year ago.

Combined Operating Results For The Three Months Ended December 31, 2016

Total revenue during the fourth quarter increased 8.1% to $167.2 million from $154.7 million for the same quarter a year ago. Total operating expenses for the fourth quarter remained relatively flat compared to the same quarter a year ago. As a result, income from operations increased 94.5% to $26.8 million from $13.8 million for the same quarter a year ago. The primary reasons for the changes in total revenue and total operating expenses are discussed below in connection with the Company’s segment operating results.

Interest expense during the fourth quarter increased 28.1% to $21.3 million from $16.6 million for the same quarter a year ago. The Company had $2.7 billion and $2.3 billion of notes payable at December 31, 2016 and December 31, 2015, respectively.

The Company had $21.9 million of gain on sale primarily associated with the disposition of 12655 Jefferson Boulevard during the fourth quarter 2016, with no comparable activity for the same quarter last year.

Segment Operating Results For The Three Months Ended December 31, 2016

Office Properties

Total revenue at the Company’s office properties increased 7.3% to $154.4 million from $143.9 million for the same quarter a year ago. The increase was primarily due to a $10.5 million increase in rental revenue to $128.8 million and a $2.5 million increase in parking and other revenue to $5.8 million, offset by a $2.5 million decrease in tenant recoveries to $19.9 million. The increase in rental revenue largely resulted from higher rents and occupancy throughout the Company’s same-store portfolio together with rental revenue associated with the acquisitions of 11601 Wilshire Boulevard, Hill7 and Page Mill Hill, partially offset by the dispositions of Bayhill Office Center (sold in January 2016) and One Bay Plaza (sold in June 2016). The increase in parking and other revenue is primarily attributable to additional parking income generated by higher occupancy throughout the Company’s same-store portfolio together with parking and other revenue associated with the aforementioned acquisitions. The decrease in tenant recoveries is largely due to a recovery adjustment following the favorable property tax reassessments of 1455 Market Street and Clocktower Square.

Office property operating expenses from continuing operations increased 2.8% to $52.2 million from $50.8 million for the same quarter a year ago. The increase primarily resulted from the aforementioned acquisitions, as well as higher occupancy throughout the Company’s in-service portfolio, partially offset by the 1455 Market Street favorable property tax reassessment and the sales of Bayhill Office Center and One Bay Plaza.

Net operating income with respect to the Company’s 33 same-store office properties for the fourth quarter increased by 10.7% on a GAAP basis and by 4.1% on a cash basis. The cash basis net operating income increase was muted by the September 1, 2016 commencement of a rent and square footage reduction with Weil Gotshal at Towers at Shore Center under a lease amendment entered into on December 18, 2014, prior to the Company’s acquisition of that property from Blackstone. The Company estimates that fourth quarter cash basis net operating income generated by its 33 same-store office properties would have increased approximately 14.4% under the prior lease terms with Weil Gotshal.

At December 31, 2016, the Company’s stabilized and in-service office portfolio was 96.4% and 91.2% leased, respectively. During the quarter, the Company executed 50 new and renewal leases totaling 560,112 square feet.

Media and Entertainment Properties

Total revenue at the Company’s media and entertainment properties increased 18.5% to $12.8 million from $10.8 million for the same quarter a year ago, primarily due to a $0.7 million increase in rental revenue to $6.9 million and a $1.0 million increase in tenant recoveries to $1.2 million. The increase in rental revenue largely stemmed from higher occupancy at Sunset Gower and Sunset Bronson, including certain stage and office space at Sunset Bronson taken off-

line for improvements during the first quarter of 2015 and brought back on-line and fully occupied over the three months ended September 30, 2016. The increase in tenant recoveries largely stemmed from higher recoveries for current and prior year expenses attributable to KTLA at Sunset Bronson. Total media and entertainment operating expenses increased 10.9% to $7.1 million from $6.4 million for the same quarter a year ago, largely due to higher occupancy at Sunset Gower and Sunset Bronson.

Media and entertainment net operating income in the fourth quarter increased by 29.7% on a GAAP basis and by 36.9% on a cash basis.

As of December 31, 2016, the trailing 12-month occupancy for the Company’s media and entertainment portfolio increased to 89.1% from 78.5% for the trailing 12-month period ended December 31, 2015.

Balance Sheet

At December 31, 2016, the Company had total assets of $6.7 billion, including unrestricted cash and cash equivalents of $83.0 million. At December 31, 2016, the Company had $400.0 million of total capacity under its unsecured revolving credit facility, of which $300.0 million had been drawn. Subsequent to the quarter, the Company repaid $45.0 million of unsecured revolving credit facility from proceeds generated by the sale of 222 Kearny Street.

Major Leasing

Executed Significant New & Renewal Leases

NFL Enterprises executed a two-year extension through June 2021 of its 167,606-square-foot lease at 10900 and 10950 Washington Boulevard in Culver City. NFL Enterprises continues to occupy the entirety of 10900 and 10950 Washington Boulevard, where it utilizes both office space and sound stages to broadcast the NFL Network.

Netflix executed a lease to fully occupy all 91,953 square feet at the Company’s CUE development in Hollywood through December 2026. Designed by Gensler and currently under construction, CUE is a Class-A, creative office environment directly adjacent to the Company’s ICON development on the Sunset Bronson lot. Netflix had already leased all 323,000 square feet of space at ICON.

Netflix also executed an agreement to lease multiple stages and production offices at Sunset Bronson totaling 99,250 square feet through December 2026. The deal enables Netflix to keep its stage and production teams close to its new Los Angeles headquarters at ICON and CUE.

Qualys, Inc., a leading provider of cloud-based security and compliance solutions, executed a 10-year lease for 75,275 square feet at 919 Hillsdale Drive, part of the Company’s Metro Center complex in Foster City. Tenant’s possession of the space commences February 2017 for purposes of tenant improvements, with cash rents commencing in May 2018.

Acquisitions

Acquired New Construction Seattle Office Asset

On October 7, 2016, the Company purchased, through a joint venture with CPPIB, a 285,680-square-foot, Class-A office tower, known as “Hill7,” for $180.0 million before certain prorations and closing costs. Pursuant to the joint venture, CPPIB owns a 45% interest in the property and Hudson Pacific owns a 55% interest. The Company will act as managing member responsible for property management, leasing and construction. Located at 1099 Stewart Street in Seattle’s South Lake Union neighborhood, directly adjacent to the Company’s Met Park North asset, this newly constructed, 11-story office building is currently 80.4% leased, with HBO and Redfin as anchor tenants. In conjunction with the acquisition, the joint venture closed a secured, non-recourse loan in the amount of $101.0 million bearing an interest rate of 3.38% per annum, interest only. This loan has a 10-year maturity with an option to extend an additional two years at a higher interest rate and with principal amortization.

Acquired Palo Alto Office Asset

On December 12, 2016, the Company purchased the leasehold and improvements for Page Mill Hill, a five-building office campus totaling 182,676 square feet in Palo Alto’s Stanford Research Park for $150.0 million before credits, prorations and closing costs. Page Mill Hill is currently leased to prominent legal and accounting firms, including Gibson, Dunn & Crutcher; Frank, Rimerman + Co.; Manatt, Phelps & Phillips; and Perkins Coie. The acquisition complements the Company’s existing Stanford Research Park holdings, which now include seven properties comprising more than 1.2 million square feet. The Company is the largest office landlord in the Stanford Research Park, a 10-million-square-foot, university-affiliated business center focused on innovation and research & development.

Dispositions

Sold Fully Leased Playa Vista Redevelopment

On November 4, 2016, the Company sold its 100,756-square-foot 12655 Jefferson Boulevard redevelopment in Playa Vista for $80.0 million before certain credits, prorations, and closing costs, representing a 30.0% premium over the Company’s basis. The Company had fully pre-leased the project to and completed tenant build-outs for WeWork and Dentsu Aegis Network prior to sale. The Company decided to sell 12655 Jefferson Boulevard, its only Playa Vista holding, after receiving a compelling off-market purchase offer. Proceeds from the sale were used to repay amounts outstanding under the Company’s unsecured revolving credit facility.

Equity Offering

Completed Common Stock Public Offering

On November 24, 2016, the Company completed a public offering of 18,699,017 shares of its common stock, consisting of 17,533,099 shares offered by the Company and 1,165,918 shares offered by funds affiliated with Farallon Capital Management, L.L.C. (collectively, the “Farallon Funds”). The Company used the approximately $572.5 million of net proceeds to acquire 17,250,000 common units of limited partnership interest in its operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), from certain entities affiliated with The Blackstone Group L.P. (collectively, “Blackstone”), and 283,099 common units of limited partnership interest in the Operating Partnership from the Farallon Funds. The Company did not receive any proceeds from the sale of the shares of common stock in this offering by the Farallon Funds.

Dividend

Paid Common Dividend

The Company’s Board of Directors declared a dividend on its common stock of $0.20 per share for the fourth quarter of 2016. The dividends were paid on December 29, 2016 to stockholders of record on December 19, 2016.

Activities Subsequent to December 31, 2016

Sold San Francisco Office Asset

On February 14, 2017, the Company sold 222 Kearny Street, a 148,797-square-foot office building in San Francisco, to a partnership led by LBA Realty for $51.8 million before credits, prorations and closing costs. The Company applied $45.0 million of proceeds from the sale to pay down amounts outstanding under its unsecured revolving credit facility.

Entered into Agreement to Sell Los Angeles Redevelopment

On January 20, 2017, the Company entered into an agreement to sell 3402 Pico Boulevard, a 50,687-square-foot office redevelopment and related development land in Santa Monica, for $34.0 million before credits, prorations and closing costs. The Company expects this transaction to close in the first quarter of 2017, and intends to use proceeds to pay down amounts outstanding under its unsecured revolving credit facility.

Completed Common Stock Public Offering

On January 10, 2017, the Company completed a public offering of 18,673,808 shares of its common stock, consisting of 8,881,575 shares offered by the Company, 8,626,311 shares offered by Blackstone and 1,165,922 shares offered by the Farallon Funds. The Company used the approximately $312.2 million of gross proceeds to acquire 8,598,480 common units of limited partnership interest in the Operating Partnership from Blackstone, and 283,095 common units of limited partnership interest in the Operating Partnership from the Farallon Funds. The Company did not receive any proceeds from the sale of the shares of common stock in this offering by Blackstone or the Farallon Funds. Upon the offering’s completion, Blackstone and the Farallon Funds no longer hold any ownership interest in the Company or its Operating Partnership.

2017 Outlook

The Company is providing full-year 2017 FFO guidance in the range of $1.93 to $2.03 per diluted share excluding specified items. This guidance assumes the use of $45.0 million of proceeds from the completed sale of 222 Kearny Street and the use of $35.0 million of proceeds from the anticipated sale of 3402 Pico Boulevard in late March toward the repayment of amounts outstanding under the Company’s revolving credit facility. This guidance also assumes full-year 2017 weighted average fully diluted common stock/units of 147,357,000 (including 1,000,000 shares of unvested restricted stock). As is always the case, the full-year 2017 FFO estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release, but otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital market activity or similar matters.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under “2017 Outlook” above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, including, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information

Supplemental financial information regarding the Company’s fourth quarter and full year 2016 results may be found in the Investor Relations section of the Company’s Website at investors.hudsonpacificproperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property, and debt maturity schedules.

Conference Call

The Company will hold a conference call to discuss fourth quarter 2016 financial results at 11:00 a.m. PT / 2:00 p.m. ET on February 16, 2017. To participate in the call by telephone, please dial (877) 407-0784 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed via the Investor Relations section of Hudson Pacific’s Website at

investors.hudsonpacificproperties.com, where a replay of the call will be available for 90 days. A replay will also be available beginning February 16, 2017, at 2:00 p.m. PT / 5:00 p.m. ET, through February 23, 2017, at 8:59 p.m. PT / 11:59 p.m. ET by dialing (844) 512-2921 and entering the passcode 13653151. International callers should dial (412) 317-6671 and enter the same passcode.

Use of Non-GAAP Information

The Company calculates funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above/below market lease intangible assets and liabilities and amortization of deferred financing costs and debt discounts/premium) and after adjustments for unconsolidated partnerships and joint ventures. The Company uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

The Company evaluates performance based upon property net operating income (NOI) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company’s performance, or as an alternative to cash flows as a measure of liquidity, or the Company’s ability to make distributions. All companies may not calculate NOI in the same manner. The Company considers NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The Company calculates net operating income as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, acquisition-related expenses and other non-operating items. The Company defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. The Company believes that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.

About Hudson Pacific Properties

Hudson Pacific Properties is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high quality office and state-of-the-art media and entertainment properties in select West Coast markets. Hudson Pacific invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. Founded in 2006 as Hudson Capital, the Company went public in 2010, electing to be taxed as a real estate investment trust. Through the years, Hudson Pacific has strategically assembled a portfolio totaling over 17 million square feet, including land for development, in high growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company is a leading provider of design-forward, next-generation workspaces for a variety of tenants, with a focus on Fortune 500 and leading growth companies, many in the technology, media and entertainment sectors. As a long-term owner, Hudson Pacific prioritizes tenant satisfaction and retention, providing highly customized build-outs and working proactively to accommodate tenants’ growth. Hudson Pacific trades as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016, as amended by the Form 10-K/A filed with the SEC on December 23, 2016, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor/Media Contacts:
Hudson Pacific Properties, Inc.
Laura Campbell
Vice President, Head of Investor Relations
(310) 445-5700
lcampbell@hudsonppi.com
or
Greg Berardi
Blue Marlin Partners
(415) 239-7826
greg@bluemarlinpartners.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc. Consolidated Balance Sheet (Unaudited, in thousands, except share data)

	December 31,	December 31,
	2016	2015
ASSETS
REAL ESTATE ASSETS
Land	$1,281,809	$1,244,921
Building and improvements	4,502,235	3,907,807
Tenant improvements	373,778	288,146
Furniture and fixtures	4,276	9,578
Property under development	308,203	173,007
Total real estate held for investment	6,470,301	5,623,459
Accumulated depreciation and amortization	(419,368)	(263,859)
Investment in real estate, net	6,050,933	5,359,600
Cash and cash equivalents	83,015	53,551
Restricted cash	25,177	18,010
Accounts receivable, net	6,852	20,996
Notes receivable, net	—	28,684
Straight-line rent receivables, net	87,281	58,783
Deferred leasing costs and lease intangible assets, net	310,062	312,930
Derivative assets	5,935	2,061
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	27,153	27,156
Investment in unconsolidated entities	37,228	—
Assets associated with real estate held for sale	36,608	363,510
TOTAL ASSETS	$6,678,998	$6,254,035
LIABILITIES AND EQUITY
Notes payable, net	$2,688,010	$2,260,716
Accounts payable and accrued liabilities	120,572	81,658
Lease intangible liabilities, net	80,130	94,395
Security deposits	31,495	20,363
Prepaid rent	40,755	38,104
Derivative liabilities	1,303	2,010
Liabilities associated with real estate held for sale	3,806	17,575
TOTAL LIABILITIES	2,966,071	2,514,821
6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177
EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 136,492,235 shares and 89,153,780 shares outstanding at December 31, 2016 and 2015, respectively.	1,364	891
Additional paid-in capital	3,109,394	1,710,979
Accumulated other comprehensive income (loss)	9,496	(1,081)
Accumulated deficit	(16,971)	(44,955)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,103,283	1,665,834
Non-controlling interest—members in consolidated entities	304,608	262,625
Non-controlling interest—units in the operating partnership	294,859	1,800,578
TOTAL EQUITY	3,702,750	3,729,037
TOTAL LIABILITIES AND EQUITY	$6,678,998	$6,254,035

Hudson Pacific Properties, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,

	2016	2015	2016	2015
REVENUES
Office
Rental	$128,763	$118,222	$486,956	$394,543
Tenant recoveries	19,893	22,345	84,386	66,235
Parking and other	5,791	3,328	21,894	20,940
Total office revenues	154,447	143,895	593,236	481,718
Media & Entertainment
Rental	6,850	6,125	26,837	23,027
Tenant recoveries	1,229	238	1,884	943
Other property-related revenue	4,596	4,324	17,380	14,849
Other	76	69	302	313
Total Media & Entertainment revenues	12,751	10,756	46,403	39,132
TOTAL REVENUES	167,198	154,651	639,639	520,850
OPERATING EXPENSES
Office operating expenses	52,166	50,767	202,935	166,131
Media & Entertainment operating expenses	7,064	6,372	25,810	23,726
General and administrative	13,926	9,583	52,400	38,534
Depreciation and amortization	67,197	74,126	269,087	245,071
TOTAL OPERATING EXPENSES	140,353	140,848	550,232	473,462
INCOME FROM OPERATIONS	26,845	13,803	89,407	47,388
OTHER EXPENSE (INCOME)
Interest expense	21,269	16,600	76,044	50,667
Interest income	(44)	(6)	(260)	(124)
Unrealized (gain) loss on ineffective portion of derivative instruments	(194)	—	1,436	—
Acquisition-related (expense reimbursements) expenses	—	(106)	376	43,336
Other (income) expense	(842)	60	(1,558)	62
TOTAL OTHER EXPENSES	20,189	16,548	76,038	93,941
INCOME (LOSS) BEFORE GAINS ON SALES	6,656	(2,745)	13,369	(46,553)
Gains on sales	21,874	—	30,389	30,471
NET INCOME (LOSS)	28,530	(2,745)	43,758	(16,082)
Net income attributable to preferred stock	(159)	(2,520)	(636)	(12,105)
Original issuance costs of redeemed Series B preferred stock	—	(5,970)	—	(5,970)
Net income attributable to participating securities	(177)	(127)	(766)	(356)
Net (income) loss attributable to non-controlling interest in consolidated entities	(2,424)	815	(9,290)	(3,853)
Net (income) loss attributable to common units in the operating partnership	(3,491)	4,087	(5,848)	21,969
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$22,279	$(6,460)	$27,218	$(16,397)
Basic and diluted per share amounts:
Net income (loss) attributable to common stockholders—basic	$0.18	$(0.07)	$0.26	$(0.19)
Net income (loss) attributable to common stockholders—diluted	$0.18	$(0.07)	$0.25	$(0.19)
Weighted average shares of common stock outstanding—basic	125,994,815	88,990,612	106,188,902	85,927,216
Weighted average shares of common stock outstanding—diluted	127,212,815	88,990,612	110,369,055	85,927,216
Dividends declared per share of common stock	$0.200	$0.200	$0.800	$0.575

Hudson Pacific Properties, Inc.
Funds From Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income (loss) to Funds From Operations (“FFO”):
Net income (loss)	$28,530	$(2,745)	$43,758	$(16,082)
Adjustments:
Depreciation and amortization of real estate assets	66,720	73,876	267,245	244,182
Gains on sales	(21,874)	—	(30,389)	(30,471)
FFO attributable to non-controlling interests	(5,243)	(3,696)	(18,817)	(14,216)
Net income attributable to preferred stock and units	(159)	(2,520)	(636)	(12,105)
FFO to common stockholders and unitholders	67,974	64,915	261,161	171,308
Specified items impacting FFO:
Acquisition-related (expense reimbursements) expenses	—	(106)	376	43,336
FFO (excluding specified items) to common stockholders and unitholders	$67,974	$64,809	$261,537	$214,644

Weighted average common stock/units outstanding—diluted	146,955	145,946	146,739	129,590
FFO per common stock/unit—diluted	$0.46	$0.44	$1.78	$1.32
FFO (excluding specified items) per common stock/unit—diluted	$0.46	$0.44	$1.78	$1.66

Hudson Pacific Properties, Inc.
Net Operating Income
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income (loss) to Net Operating Income:
Net income (loss)	$28,530	$(2,745)	$43,758	$(16,082)
Adjustments:
Interest expense	21,269	16,600	76,044	50,667
Interest income	(44)	(6)	(260)	(124)
Unrealized (gain) loss on ineffective portion of derivative instruments	(194)	—	1,436	—
Acquisition-related (expense reimbursements) expenses	—	(106)	376	43,336
Other (income) expense	(842)	60	(1,558)	62
Gains on sales	(21,874)	—	(30,389)	(30,471)
Income from operations	26,845	13,803	89,407	47,388
Adjustments:
General and administrative	13,926	9,583	52,400	38,534
Depreciation and amortization	67,197	74,126	269,087	245,071
Net operating income	$107,968	$97,512	$410,894	$330,993